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                                                                    Exhibit 10.9

                                                         BT AGREEMENT NO. 658269

                               MARKETING AGREEMENT

DATED                               1999

BETWEEN:

BRITISH TELECOMMUNICATIONS, PLC, a corporation organized under the laws of England, having its registered office at 81 Newgate Street, London EC1A 7AJ (hereinafter "BT"), and

COMMERCE ONE, INC., a corporation organized under the laws of California, having a place of business at 1600 Riviera Avenue, Walnut Creek, California 94596 (hereinafter "C1")

WHEREAS the parties desire to enhance the marketing of the BT/C1 MarketSite solution; and

WHEREAS each of C1 and BT desire to define their mutual rights and obligations in connection with any joint marketing activities;

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.0      TERM

         This Agreement shall commence on the date of this Agreement ("the Effective Date") and continue in full force and effect until the expiry of the Initial Period under the MarketSite Licence granted by Commerce One to BT of the same date as this Agreement or earlier termination of Commerce One's undertaking under Clause 1.1.(b) of that Licence.

2.0      RESPONSIBILITIES AND OBLIGATIONS OF BT AND COMMERCE ONE

         2.1 ADDITIONAL OBLIGATIONS: In addition to the responsibilities set forth in this Agreement, the parties agree to the additional responsibilities set out in the MarketSite Licence, the Amended and Restated Trading Agreement, and the Governance Agreement between the parties of even date herewith, including the agreements contemplated therein.

         2.2 MARKETING PACKAGE: BT will supply Marketing Packages for use in marketing the service to BT customers, provided that C1 shall have the right to review those parts of the materials supplied by BT in the Marketing Package that relate to Commerce One other than in relation to prices.


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                  BT shall give C1 ten (10) business days prior written
                  notice should BT elect to change any of the materials in the MarketSite Marketing Package that relates to C1 and will provide C1 with a complete copy of the relevant part of the revised Marketing Package at least ten (10) days prior to the effective date of any changes. C1 shall have the right to review all changes to the elements of the Marketing Package that relate to C1, and to request, at C1's expense, any modifications that are required.

         2.3 Commerce One agrees to prominently display the BT brand when BuySite customers connect to the BT MarketSite so far as this is technically feasible and Commerce One agrees to use reasonable endeavours to achieve such technical feasibility.

3.0      MARKETING AND SALES PROGRAMS

         BT will contribute a minimum of L500,000 and Commerce One will allocate a minimum of US $200,000 in each case towards the initial marketing launch of the C1 MarketSite Service for the development and execution of marketing and sales programs for the financial year commencing 1st April 1999; provided that if BT elects not to contribute at least L500,000 for such purposes, then C1 shall have the option of terminating this Agreement without penalty upon thirty
         (30) days prior written notice. Expenditure of the marketing and sales program funds shall be as set forth in the Marketing Plan to be agreed by the parties within sixty (60) days of this Agreement. If this is not agreed the parties will still be obliged to make the above contributions for the purposes referred to above.

4.0      TERMINATION

4.1 Either party shall be entitled to terminate this Agreement immediately on written notice to the other if the other party is in breach of any of the terms of this Agreement and in the event of a breach capable of being remedied, fails to remedy the breach within thirty (30) days of receipt of notice of the breach in writing.

4.2 If Commerce One terminates this Agreement in accordance with Clause 3 or Clause 4.1 Commerce One's undertaking in Clause 1.1(b) and the obligations of BT and Commerce One under Clause 1.1(d) of said MarketSite Licence shall terminate automatically.

5.0      SEVERANCE

         If any aspect of this Agreement is found to be invalid, illegal or unenforceable this shall not affect the validity of any part of this Agreement. In such case this Agreement shall be construed and enforced as if it did not contain such provision. The Parties shall negotiate in good faith to modify and, or replace such provision with one that is valid and legally enforceable. If the Parties cannot reach agreement on a new provision which places the Parties in a position similar to the commercial position which would have prevailed prior


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         to the modification or replacement being required, either Party may, in its sole discretion, withdraw from the Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorised representatives as of the Effective Date.

BT                              .                          COMMERCE ONE, INC.


By:                                         By:
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Name:                                       Name:
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Title:                                      Title:
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Date:                                       Date:
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